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                                                                     Exhibit 3.4


                                  B Y - L A W S
                                       OF
                              BH ACQUISITION CORP.


                                    ARTICLE I

                                     OFFICES

         Section 1.  The registered office shall be located in Denver, Colorado.
         Section 2. The corporation may also have offices at such other places both within and without the State of Colorado as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                         ANNUAL MEETINGS OF SHAREHOLDERS

         Section 1. All meetings of shareholders for the election of directors shall be held in the State of Florida at such place as may be fixed from time to time by the board of directors, or such other place either within or without the State of Colorado as shall be designated from time to time by the board of directors and stated in the notice of the meeting.
         Section 2. Annual meetings of shareholders, commencing with the year 2002, shall be held in the month of April, or such other date as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.


                                  ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

         Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Colorado as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
         Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.
         Section 3. Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
         Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.


                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

         Section 1. The holders of the shares of stock issued and outstanding and entitled To vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the

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transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
         Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.
         Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.
         Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                                   ARTICLE V

                                   DIRECTORS

         Section 1. The number of directors shall be a minimum of one and a maximum of five. Directors need not be residents of the State of Colorado nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.
         Section 2. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. Also, newly created directorships resulting from any increase in the number of directors may be filled by election at an annual or at a special meeting of shareholders called for that purpose.

         Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.
         Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Colorado, at such place or places as they may from time to time determine.
         Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.


                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Colorado.
         Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided

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a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.
         Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.
         Section 4. Special meetings of the board of directors may be called on at least two days' notice to each director, either personally or by mail or by telegram.
         Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
         Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
         Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.


                                  ARTICLE VII

                               EXECUTIVE COMMITTEE

         Section 1. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except s otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.


                                  ARTICLE VIII

                                     NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in written , by mail, addressed to such director or share- holder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposed in the United States mail. Notice to directors may also be given by telegram.
         Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whet her before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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-thirds (2/3rds) of the total voting power.

                                 ARTICLE - XVII

The President shall be a director of this corporation.

                                 ARTICLE - XVIII

     The business and affairs of this corporation shall be managed and all corporate powers thereof shall be vested in and exercised by a Board of Directors which shall be composed of not less than three (3) nor more than six
(6) persons.

                                  ARTICLE - XIX

     The shareholder may sell any stock of this corporation without first offering it to this corporation at the book value thereof as shown by the last preceding statement of this corporation with the understanding that a current appraised value of the immovable assets of the corporation shall be used in lieu of any purchase value or depreciated value of those assets. Said offer must be made by delivery to the Secretary of this corporation against written receipt, the certificates representing said stock endorsed in blank, and written offer to sell said stock to this corporation, for cash, at the value hereinabove mentioned. This corporation shall have the right, for a period of thirty (30) days from the delivery of such offer and said certificates endorsed in blank, to the Secretary of this corporation to purchase the stock of said shareholders, for cash, at the book value thereof, as shown by the last preceding statement of this corporation, after which thirty (30) days the said shares may be sold without restriction.

     No sale of any stock of this corporations shall be valid and binding until and unless opportunity to purchase such shares has been given to this corporation in the manner in this Article provided; and, this right so vested in this corporation shall follow any of the stock of this corporation so sold without such opportunity being given into any hands into which it may pass.

     Such rights may be exercised against the holder of such stock up to thirty
(30) days after such shares are tendered for

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transfer on the books of this corporation, and no transfer of any such shares shall be made on the books of this corporation without the written consent of all of the other record holders of stock of this corporation, during the pendency of said thirty (30) days.

     The right vested in this corporation to purchase the stock of any stockholder of this corporation to purchase the stock of any shareholder of this corporation desiring to sell the stock of this corporation may be waived in writing by all of the other record stockholders of this corporation at any time.

     No stockholder of this corporation shall ever be held responsible or liable for the contracts or faults of this corporation, nor shall any mere informality in organization have the effect of rendering this charter null and exposing stockholders to any liability.

     THUS DONE AND SIGNED, in multiple originals, in the Parish of Lafourche, State of Louisiana, on the day, month and year first above written, in the presence of Joynel G. Picou and Ramona R. Naquin, competent witnesses and me,
            ---------------     ----------------
Notary, after due reading of the whole.

WITNESS:                                     INCORPORATORS:

/s/ Joynel G. Picou                          /s/ Albert J. Waguespack, Jr.
-------------------------                    ----------------------------------
                                             ALBERT J. WAGUESPACK, JR.

                                             /s/ Cindy I. Waguespack
                                             ----------------------------------
                                             CINDY I. WAGUESPACK

                                             /s/ John Corbin
                                             ----------------------------------
                                             JOHN CORBIN

                                             /s/ Angela Corbin
                                             ----------------------------------
                                             ANGELA CORBIN

                                             /s/ Carl A. Sandlin
                                             ----------------------------------
                                             CARL A. SANDLIN

/s/ Ramona R. Naquin                         /s/ Mary Ellen Sandlin
-------------------------                    ----------------------------------
                                             MARY ELLEN SANDLIN

                              /s/ Daniel A. Cavell
                              --------------------
                                  NOTARY PUBLIC

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                                LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate to be issued in place of any certificate there to fore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFERS OF SHARES

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the corporation.

                             FIXING THE RECORD DATE

         Section 5. For the purpose of determining shareholders entitled to notice of a shareholder's meeting, to demand a special meeting, to vote or in order to make a determination of shareholders form any other proper purpose, the board of directors may provide that the record date be fixed not more than seventy days before the meeting or action requiring a determination of shareholders.

                              LIST OF SHAREHOLDERS

         Section 6. The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.


                                   ARTICLE XI

                               GENERAL PROVISIONS

                                    DIVIDENDS

         Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation.
         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think

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conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

         Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

         Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

         Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Colorado". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


                                  ARTICLE XII

                                   AMENDMENTS

         Section 1. These by-laws may be altered, amended, or repealed or new by-laws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.